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                                                             Exhibit EX-99.d.1

                                     FORM OF
                                     -------
                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------


         AGREEMENT made on the dates set forth on Exhibit A hereto by and between Matthews International Funds, a Delaware Business Trust (the "Trust") and Matthews International Capital Management, LLC, a Delaware limited liability company (the "Adviser").

         1. DUTIES OF ADVISER. The Trust hereby appoints the Adviser to act as investment adviser to each of the Funds listed on Exhibit A hereto (the "Series") for the period and on such terms set forth in this Agreement. The Trust employs the Adviser to manage the investment and reinvestment of the assets of the Series, to determine in its discretion the assets to be held uninvested, to provide the Trust with records concerning the Adviser's activities which the Trust is required to maintain, and to render regular reports to the Trust's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Trust, and in compliance with the objectives, policies and limitations set forth in the Trust's Prospectus and Statement of Additional Information. The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings, equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

         2. PORTFOLIO TRANSACTIONS. The Adviser shall provide the Series with a trading department. The Adviser shall select the brokers or dealers that will execute the purchases and sales of securities for the Series and is directed to use its best efforts to


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ensure that the best available price and most favorable execution of securities transactions for the Series are obtained. The Series will bear all expenses associated with its investment activities, including, without limitation, brokerage commissions and custody expenses. Subject to policies established by the Board of Trustees of the Trust and communicated to the Adviser, it is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of the Series, or be in breach of any obligation owing to the Trust or in respect of the Series under this Agreement, or otherwise, solely by reason of its having caused the Series to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Series in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Adviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of the particular transaction or the Adviser's overall responsibilities with respect to the accounts, including the Series, as to which it exercises investment discretion. The Adviser will promptly communicate to the officers and directors of the Trust such information relating to Series transactions as they may reasonably request.

         3. COMPENSATION OF THE ADVISER. For the services to be rendered by the Adviser as provided in Section 1 and 2 of this Agreement, the Series shall pay to the Adviser within five business days after the end of each calendar month, a monthly fee of one twelfth of 1.00% of the Series' average daily net assets for the month. The net asset value shall be calculated in the manner provided in the Series' prospectus and statement of additional information then in effect. The Adviser may reduce any portion of the

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compensation or reimbursement of expenses due to it pursuant to this Agreement.
Any fee withheld pursuant to this paragraph from the Adviser shall be reimbursed by the Series to the Adviser in the first, second or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding if the aggregate expenses for the next succeeding fiscal year or second succeeding fiscal year or third succeeding fiscal year do not exceed any more restrictive limitation to which the Adviser has agreed. The Adviser generally may request and receive reimbursement for the oldest reductions and waivers before payment for fees and expenses for the current year.

         4. In the event of termination of this Agreement, the fee provided in this Section 3 shall be paid on a pro rate basis, based on the number of days when this Agreement was in effect.

         5. REPORTS. The Series and the Adviser agree to finish to each other such information regarding their operations with regard to their affairs as each may reasonably request.

         6. STATUS OF ADVISER. The services of the Adviser to the Series are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Series are not impaired thereby.

         7. LIABILITY OF ADVISER. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard by the Adviser of its obligations and duties hereunder, the Adviser shall not be subject to any liability whatsoever to the Series, or to any shareholder of the Series, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including,

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without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Series.

         8. DURATION AND TERMINATION. This Agreement shall became effective on the dates set forth in Exhibit A attached hereto provided that first it is approved by the Board of Trustees of the Trust, including a majority of those trustees who are not parties to this Agreement or interested persons of any party hereto, in the manner provided in section 15(c) of the Investment Company Act of 1940, and by the holders of a majority of the outstanding voting securities of the Series; and shall continue in effect until the dates set forth on Exhibit A hereto. Thereafter, this Agreement may continue in effect only if such continuance is approved at least annually by: (i) the Trust's Board of Trustees or, (ii) by the vote of a majority of the outstanding voting securities of the Series; and in either event by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party in the manner provided in section 15(c) of the Investment Company Act of 1940. This Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities of the Series on 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 60 days' written notice to the Trust. This Agreement will automatically terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at the principal office of such party.

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                  As used in this Section 8, the terms "assignment" "interested person", and "a vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in
                  Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act and Rule 18f-2 thereunder.

         9. NAME OF ADVISER. The parties agree that the Adviser has a proprietary interest in the name "Matthews," and the Trust agrees to promptly take such action as may be necessary to delete from its corporate name and/or the name of the Series any reference to the name of the Adviser or the name "Matthews," promptly after receipt from the Adviser of a written request therefore.

         10. SEVERABILITY. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         11. GOVERNING LAW. This agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates set forth on Exhibit A hereto.


ATTEST:                               MATTHEWS INTERNATIONAL FUNDS

________/s/*_________________         ______________/s/*___________________
____________, Secretary               ____________, President


ATTEST:                                        MATTHEWS INTERNATIONAL
                                                        CAPITAL MANAGEMENT, LLC


________/s/*_________________         ______________/s/*___________________
____________, Secretary               _____________, Managing Director



* Executed or Attested by the persons indicated on Exhibit A hereto.



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                                  EXHIBIT A TO

  Form Investment Advisory Agreement between Matthews International Funds (the "Trust") and Matthews International Capital Management, LLC (the "Adviser")

              FUND NAME                  DATE EXECUTED                   EXECUTED                                 ATTESTED

     Matthews Pacific Tiger Fund            12/4/98      Trust:    G. Paul Matthews, President       Trust:    Brian Stableford,
                                                                                                               Secretary

                                                         Adviser:  Mark W. Headley, Managing         Adviser:  Brian Stableford,
                                                                   Director                                    Secretary

 Matthews Asian Growth & Income Fund        12/4/98      Trust:    G. Paul Matthews, President       Trust:    Brian Stableford,
                                                                                                               Secretary

                                                         Adviser:  Mark W. Headley, Managing         Adviser:  Brian Stableford,
                                                                   Director                                    Secretary

         Matthews Korea Fund                12/4/98      Trust:    G. Paul Matthews, President       Trust:    Brian Stableford,
                                                                                                               Secretary

                                                         Adviser:  Mark W. Headley, Managing         Adviser:  Brian Stableford,
                                                                   Director                                    Secretary

  Matthews Dragon Century China Fund        12/4/98      Trust:    G. Paul Matthews, President       Trust:    Brian Stableford,

                                                         Adviser:  Mark W. Headley, Managing         Adviser:  Brian Stableford,
                                                                   Director                                    Secretary

         Matthews Japan Fund                12/30/98     Trust:    G. Paul Matthews, President       Trust:    Brian Stableford,
                                                                                                               Secretary

                                                         Adviser:  Mark W. Headley, Managing         Adviser:  Brian Stableford,
                                                                   Director                                    Secretary

    Matthews Asian Technology Fund          10/15/99     Trust:    G. Paul Matthews, President       Trust:    Not Applicable

                                                         Adviser:  Joseph M. O'Donnell,              Adviser:  Not Applicable
                                                                   Chief Operating Officer